Exhibit (21) List of Subsidiaries

                      Name                          State

     Corporations:
     ------------

     Sugar Creek Center Corporation               Texas

     Parkway Texas Corporation                    Texas

     Parkway Congress Corporation                 Texas

     Parkway Ridgewood, Inc.                      Mississippi

     Parkway Lamar, Inc.                          Mississippi

     Parkway Atlanta, Inc.                        Georgia

     Parkway Houston, Inc.                        Texas

     Parkway Virginia, Inc.                       Virginia

     Parkway Carolina, Inc.                       North Carolina

     Parkway Ridgewood, Inc.                      Mississippi

     Club at Winter Park Corporation              Delaware

     Parkway Properties General Partners, Inc.    Delaware

     Parkway Realty Services, Inc.                Mississippi

     Parkway Capitol, Inc.                        Mississippi


     Partnerships:
     ------------

     Club at Winter Park LP                       Delaware

     Parkway Properties LP                        Delaware

     Parkway Ashford LP                           Texas